UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 6, 2025

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depositary Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2025, Carnival Corporation (the “Company”) entered into compensation protection and restrictive covenants agreements (the “Agreements”) with the following Named Executive Officers: Josh Weinstein, Chief Executive Officer (“CEO”), David Bernstein, Chief Financial Officer, Bettina Deynes, Chief Human Resources Officer, and Enrique Miguez, General Counsel (the “Officers”).

The Agreements provide that in the event an Officer is terminated without Cause (as such term is defined in the Agreements), involuntarily terminated due to a position elimination, adverse impact reassignment, reduction of base pay by 10% or target compensation of 15%, or terminated upon mutual agreement, the Officer will receive severance in the amount equal to the sum of (i) two times (in case of the CEO) or one times (in case of the other Officers) his or her annualized base salary for the compensation cycle in which termination occurs, and (ii) two times (in case of the CEO) or 0.5 times (in case of the other Officers) their annual target cash bonus for the compensation cycle in which the termination occurs, payable in equal installments over a two year period (in case of the CEO) or a one year period (in case of the other Officers). The right to receive the above severance is conditional on the Officer’s execution of a customary waiver and general release.

    The Agreements include confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. The non-competition and non-solicitation restrictive covenants are for a period of two years (in case of the CEO) or one year (in case of the other Officers), in each case following the Officer’s termination of employment, regardless of the reason.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, forms of which are expected to be filed as exhibits to Carnival Corporation & plc’s Quarterly Report on Form 10-Q for the quarter ending August 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ Enrique Miguez	By:	/s/ Enrique Miguez
Name:	Enrique Miguez	Name:	Enrique Miguez
Title:	General Counsel	Title:	General Counsel

Date:	August 8, 2025	Date:	August 8, 2025